UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 14, 2007

Air Products and Chemicals, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-4534	23-1274455
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania		18195-1501
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610 481-4911

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Air Products and Chemicals, Inc. (the "Company") has entered into a change in control severance agreement with each member of the Company’s Corporate Executive Committee. The Corporate Executive Committee currently consists of the following executive officers of the Company: John E. McGlade, President and Chief Executive Officer; Paul E. Huck, Senior Vice President and Chief Financial Officer; Stephen J. Jones, Senior Vice President, General Counsel and Secretary; Lynn C. Minella, Senior Vice President – Human Resources and Communications; Robert D. Dixon, Senior Vice President and General Manager – Merchant Gases; Michael F. Hilton, Senior Vice President and General Manager – Electronics and Performance Materials; John W. Marsland, Vice President and General Manager – Healthcare; Scott A. Sherman, Senior Vice President and General Manager – Tonnage Gases, Equipment and Energy. In the case of Mr. McGlade, Mr. Huck, Ms. Minella, and Mr. Sherman, the new agreements replace existing change in control severance agreements.

An executive who has entered into a change of control severance agreement with the Company (hereafter, a "Covered Executive") will be entitled to certain severance payments and benefits in the event of termination of the Covered Executive's employment by the Company other than for "Cause" or disability, or upon termination of employment by the Covered Executive for "Good Reason", in each case within two years of a "Change in Control", as defined in the agreements. "Cause" includes the Covered Executive's willful and continued failure to substantially perform his or her duties or the Covered Executive's engaging in conduct materially and demonstrably injurious to the Company. "Good Reason" includes a material adverse change in the Covered Executive’s position or responsibilities; a reduction in compensation or benefits other than a reduction generally applicable to the Company's highly compensated employees; a relocation more than 50 miles from the Covered Executive’s current place of employment; or a material breach of the Company’s obligations to the Covered Executive under the agreement or any other agreement or any benefit plan, program, or arrangement. "Change in Control" is defined as the acquisition by a person or persons acting in concert of Company securities representing 30% or more of the voting power of the Company, a turnover of a majority of the members of the Board of Directors in a two-year period without the approval of each new director’s nomination or election by two-thirds of the directors then still in office who were directors at the beginning of the two-year period, or any other event or series of events which the Board determines constitutes a change in control.

Benefits provided under the agreements include the following:

• A pro-rata target annual incentive award for the year of termination;

• A payment equal to two times (three times in the case of Mr. McGlade, Mr. Huck, and Ms. Minella; hereafter, the "Grandfathered Executives") the sum of the Covered Executive’s current annual base salary, and target annual incentive award for the Company’s current fiscal year;

• A cash payment equal to two times (three in the case of the Grandfathered Executives) the value of the matching contributions and credits made by the Company during the last full fiscal year to the Company’s qualified and nonqualified defined contribution plans, respectively, on behalf of the Covered Executive;

• For those Covered Executives whose primary retirement benefit is provided under the Company’s defined benefit retirement plans (excludes Mr. Jones and Mr. Marsland), a cash payment equal to the actuarial present value of the additional pension benefits the Covered Executive would have been entitled to receive under the Company’s qualified and nonqualified pension plans had the Covered Executive accumulated an additional two years (three years in the case of the Grandfathered Executives) of credited service under the plans; and, if the officer is not eligible for early retirement under the pension plans at the time of termination, the actuarial present value of the early retirement subsidy on the Covered Executive’s accumulated pension benefit including the additional service;

• For those Covered Executives whose primary retirement benefit is provided under the Company's qualified and nonqualified defined contribution plans (Mr. Jones and Mr. Marsland), a cash payment equal to the Company's nonmatching contributions and credits that would have been made to the plans by the Company on behalf of the Covered Executive had he or she remained employed an additional two years (three years in the case of Grandfathered Executives), assuming no adverse change in the Covered Executive's cash compensation;

• Continuation of medical, dental, disability, and life insurance benefits for a period of two years (three years in the case of the Grandfathered Executives);

• Outplacement benefits and legal fees associated with the termination of employment and enforcement of the agreement;

• A tax gross-up payment for excise taxes incurred by a Covered Executive on payments under the agreement or otherwise considered to be excess parachute payments under Section 4999 of the Internal Revenue Code, but only if the benefits the Covered Executive will receive under the agreement are more than 110% of the payment the Covered Executive could receive without triggering an excise tax.

The benefits provided to a Covered Executive under the agreement will be reduced to the extent the cash benefits described above and any other payments to a Covered Executive which are considered "excess parachute payments" under Section 4999 of the Internal Revenue Code are less than 110% of the amount of the payments the Covered Executive could receive without incurring an excise tax liability.

The change in control severance agreements also provide for modification of a Covered Executive’s outstanding equity awards under the Company’s Long-Term Incentive Plan upon a Change in Control as follows:

• Stock options and stock appreciation rights outstanding for at least six months become immediately exercisable and may, at the discretion of the Management Development and Compensation Committee of the Company’s Board of Directors (the "Committee"), be exchanged for a cash payment of the value based on the "Change in Control Price";

• Restrictions on restricted stock lapse and such stock may, at the discretion of the Committee, be exchanged for a cash payment of its value based on the "Change in Control Price";

• Deferred stock units not subject to performance conditions vest, and are distributed in shares or may be paid out in cash based on the "Change in Control Price" in the discretion of the Committee;

• A pro-rata portion of deferred stock units subject to performance conditions vest at the target level and will be distributed in shares or may be paid out in cash based on the "Change in Control Price" in the discretion of the Committee.

The "Change in Control Price" is the highest tender or exchange offer price paid or to be paid for the Company’s common stock pursuant to an offer associated with the Change in Control, or the price paid or to be paid for common stock under an agreement associated with the Change in Control.

The foregoing description of the change in control severance agreements is qualified in its entirety by the terms of the actual agreements, a form of which is attached as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.
10.1 Change in Control Severance Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.

December 20, 2007	By:	Paul E. Huck

Name: Paul E. Huck
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Change in Control Severance Agreement.